AMENDMENT NO. 1


       AMENDMENT NO. 1 (this "Amendment"), dated as of February 4, 1999, to the Bank Credit Agreement (as amended and in effect from time to time, the "Credit Agreement"), by and between Rollins Leasing Corp., a Delaware corporation (the "Borrower"), First Union National Bank, a national banking association
("First Union") and BankBoston, N.A., a national banking association ("BankBoston") (each of First Union and BankBoston being referred to hereinafter as a "Lender" and collectively as the "Lenders").

       WHEREAS, the Borrower has requested that the Lenders agree to amend certain of the terms and conditions of the Credit Agreement; and

       WHEREAS, the Lenders have agreed, subject to the satisfaction of the conditions set forth herein, to amend certain of the provisions of the Credit Agreement; and

       WHEREAS, capitalized terms used and not defined herein shall have the meanings ascribed thereto in the Credit Agreement.

       NOW, THEREFORE, the parties hereto hereby agree as follows:

       Section 1.     AMENDMENTS TO THE CREDIT AGREEMENT.

       Section 1.1. Interest. The Credit Agreement is hereby amended by deleting Section 1.4 thereof in its entirety and substituting in lieu thereof the following new Section 1.4:
               1.4 Interest. (a) Outstanding amounts under Facility A shall accrue interest according to the following options, as selected by the Borrower, and Facility B Loans, if any, shall accrue interest at the option described in paragraph (iv) below:

               (i) Prime Rate Option. A rate per annum (computed on the basis of the actual number of days elapsed in a year of 365 or 366 days) for each day equal to the Prime Rate.

               (ii) Federal Funds Rate Option. A rate per annum (calculated on the basis of the actual number of days elapsed in a year of 365 or 366 days) equal to the Federal Funds Rate plus an additional spread as quoted separately by each Lender as of the date of each Loan.

               (iii) Money Market Rate Option. A rate per annum (calculated on the basis of the actual number of days elapsed in a year of 365 or 366 days) equal to the Money Market Rate plus an additional spread as quoted separately by each Lender as of the date of each Loan.

               (iv) As-Offered Rate Option. A rate per annum (calculated on the basis of the actual number of days elapsed in a year of 360 days) equal to LIBOR plus an additional spread as quoted separately by each Lender as of the date of each Loan.

               (b) The additional spread applicable to any Loan bearing interest at the Federal Funds Rate Option, the Money Market Rate Option or the As-Offered Rate Option shall be subject to adjustment by each Lender upon three (3) business days prior notice to the Borrower.



       Section 1.2.   Definitions.

               (a) The definition of "Prime Rate" set forth in Section 16 of the Credit Agreement is hereby amended by deleting the words "Reference Rate" occurring in the second line thereof and substituting in lieu thereof the words "Base Rate."

               (b) Section 16 of the Credit Agreement is hereby further amended by inserting the following new Sections therein:

               16.43 "Base Rate" means the higher of (i) the annual rate of interest for commercial loans established and publicly announced by First Union and BankBoston, as their "base rate" and (ii) one-half of one percent (1/2%) above the Federal Funds Rate.

               16.44 "Federal Funds Rate" means, for each Lender and with respect to any Loan for any day, the rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a business day, for the next preceding business day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a business day, the average of the quotations for such day on such transactions received by such Lender from three funds brokers of recognized standing selected by such Lender.

               16.45 "Money Market Rate" means, for each Lender and with respect to any Loan for any day, the rate of interest quoted by the money market desk of such Lender for overnight loans in an amount equal to such Loan.

       Section 2. CONDITIONS TO EFFECTIVENESS. This Amendment shall become effective upon receipt by each of the Lenders of a duly executed signature page hereto from the Borrower and each of the Lenders.

       Section 3. REPRESENTATIONS AND WARRANTIES. The Borrower hereby represents and warrants to the Lenders as follows:

       Section 3.1. Representations and Warranties in Credit Agreement. The representations and warranties of the Borrower contained in the Credit Agreement, as amended hereby, were true and correct in all material respects when made and continue to be true and correct in all material respects on the date hereof, except as such representations and warranties are affected by the transactions contemplated or permitted by the Credit Agreement, as amended hereby, or are expressly made as of a prior date.

       Section 3.2. Authority, No Conflicts, etc. The execution, delivery and performance by the Borrower of this Amendment and the consummation of the transactions contemplated hereby, (i) are within the corporate powers of the Borrower and have been duly authorized by all necessary corporate action on the part of the Borrower, (ii) do not require any approval or consent of, or notice to or filing with, any governmental agency or authority, any court or other tribunal, or any other Person which has not been given or obtained,
 (iii) do not violate any provisions of any law, rule, or regulation or any provision of any order, judgment, injunction, or decree presently in effect, or any provision of the charter documents or by-laws of the Borrower,
(iv) do not result in any breach of or constitute a default under any other agreement or instrument to which the Borrower is a party or by which it or any of its properties are bound, and (v) do not result in or require the creation or imposition of any mortgage, deed of trust, pledge, lien, security interest or other charge or encumbrance of any nature upon any of the assets or properties of the Borrower.

       Section 4. NO OTHER AMENDMENTS OR WAIVERS. Except as expressly provided in this Amendment, all of the terms and conditions of the Credit Agreement shall remain in full force and effect. This Amendment does not, and shall not, constitute a waiver of any present or future Default or Event of Default. Nothing in this Amendment shall be construed to imply any willingness on the part of the Lenders to grant any similar or other future amendment of any of the terms and conditions of the Credit Agreement.

       Section 5. EXECUTION IN COUNTERPARTS. This Amendment may be executed in any number of counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, but all of which together shall constitute one instrument. In proving this Amendment, it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.

       Section 6. EFFECTIVE DATE. Subject to the satisfaction of the conditions precedent set forth in Section 2 hereof, this Amendment shall be deemed to be effective as of the date first above written.

       Section 7. GOVERNING LAW. This Amendment shall be deemed to be a contract under the laws of the Commonwealth of Pennsylvania and shall for all purposes be construed in accordance with and governed by the internal laws of said Commonwealth, without reference to principles of conflicts of law.

       IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

                                             ROLLINS LEASING CORP.

Attest:_____________________                 By:     ______________________
                                             Title:  ______________________
                                             Name: _______________________

                                             FIRST UNION NATIONAL BANK

                                            By:  ____________________________
                                           Title:  _________________________
                                           Name: ___________________________

                                            BANKBOSTON, N.A.

                                          By:  _____________________________
                                          Title:  __________________________
                                          Name: ____________________________